Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF APA CORPORATION

(February 2, 2023)

ARTICLE I.

NAME OF CORPORATION

The name of the corporation is APA Corporation.

ARTICLE II.

OFFICES

SECTION 1. REGISTERED OFFICE. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of its resident agent in charge thereof is The Corporation Trust Company. The registered office and registered agent of the corporation may be changed from time to time by the board of directors.

SECTION 2. OTHER OFFICES. The corporation may have such other offices either within or without the State of Delaware as the board of directors may designate or as the business of the corporation may from time to time require.

SECTION 3. BOOKS AND RECORDS. The books and records of the corporation may be kept inside or outside the State of Delaware at such place or places as may from time to time be designated by the board of directors.

ARTICLE III.

SEAL

The corporate seal shall have inscribed upon it the name of the corporation and other designations as the board of directors from time to time determine. There may be alternate seals of the corporation.

ARTICLE IV.

MEETINGS OF STOCKHOLDERS

SECTION 1. PLACE OF MEETINGS. All meetings of the stockholders of the corporation shall be held at the office of the corporation in the City of Houston, Texas, or at such other place, if any, within or without the State of Delaware, or by means of remote communication, as may be determined by the board of directors and stated in the notice of the meeting.

SECTION 2. ANNUAL MEETINGS. The annual meeting of stockholders of the corporation shall be held on such date and at such time as may be fixed by resolution of the board of directors.

SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders of the corporation, for any proper purpose or purposes, unless otherwise prescribed by statute, may be called by the: (i) chair of the board or the chief executive officer; (ii) chair of the board, chief executive officer, or secretary at the request in writing of a majority of the board of directors; or (iii) chair of the board or the secretary of the corporation at the written request in proper form of one or more stockholders of record of the corporation (acting on their own behalf and not by assigning or delegating their rights to any other person or entity) that together have continuously held, for their own accounts, beneficial ownership of at least fifteen percent (15%) aggregate net long position in the issued and outstanding voting stock of the corporation entitled to vote generally for the election of directors (the “requisite percent”) for at least three continuous years prior to the date such request is delivered to the corporation and at the meeting date, provided that, for such three continuous year period, each such stockholder shall have held, for their own accounts, beneficial ownership of a net long position of not less than ten thousand shares (the “minimum ownership”), and not more than ten percent (10%) (the “maximum ownership”) of the issued and outstanding shares, of the voting stock of the corporation entitled to vote generally for the election of directors. For purposes of determining the requisite percent, “net long position” shall be determined with respect to each requesting stockholder in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that: (i) for the purposes of such definition, reference in such rule to: (A) the “date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be the date of the relevant special meeting request; (B) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the corporation’s common stock on the primary securities exchange on which such stock is listed on such date (or, if such date is not a trading day, the next succeeding trading day); (C) the “person whose securities are the subject of the offer” shall refer to the corporation; and (D) a “subject security” shall refer to the issued and outstanding voting stock of the corporation; and (ii) the net long position of such stockholder shall be reduced by the number of shares as to which such stockholder does not, or will not, have the right to vote on its own behalf at the special meeting or as to which such stockholder has entered into any derivative or other agreement, arrangement, or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. Whether the requesting stockholders have complied with the requirements of this Section 3 and related provisions of the bylaws shall be determined in good faith by the board of directors, which determination shall be conclusive and binding on the corporation and the stockholders.

In order for a special meeting upon stockholder request (a “stockholder requested special meeting”) to be called, one or more requests for a special meeting (each, a “special meeting request,” and collectively, the “special meeting requests”) must be signed by the stockholders of the corporation holding the requisite percent of the voting stock of the corporation and must be delivered to the secretary at the principal executive offices of the corporation by registered mail, return receipt requested; provided, however, that no stockholder requested special meeting shall be called pursuant to any special meeting request unless one or more special meeting requests relating to such meeting constituting the requisite percent have been delivered to the secretary in compliance with all of the requirements of this Section 3 within 60 days of the earliest dated special meeting request in respect of such stockholder requested special meeting. The special meeting request(s) shall: (i) set forth the name and address, as they appear on the corporation’s books, of each stockholder of the corporation signing such request, together with the identity of the beneficial owner, if any, directing such stockholder of record to submit such request; (ii) state the specific purpose or purposes of the special meeting, the matter or matters proposed to be acted on at the special meeting, the reasons for conducting such business at the special meeting, and the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and, in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment, which language shall be contained in the notice of special meeting as required by Section 1 of Article XIII); (iii) bear the date of signature of each such stockholder signing the special meeting request; (iv) provide documentary evidence that the stockholder(s) requesting the special meeting own the requisite percent and not less than the minimum ownership and not more than the maximum ownership as of the date on which the special meeting request(s) constituting the requisite percent are delivered to the secretary and attach a notarized affidavit swearing to the net long position of such stockholder(s); (v) provide a representation by each stockholder signing the special meeting request that such stockholder intends to appear in person at the stockholder requested special meeting and is entitled to vote thereon; (vi) provide a representation by each stockholder signing the special meeting request that such stockholder intends to continue ownership of such shares through the date of the special meeting; (vii) with respect to special meeting requests related to the election of directors, include all additional information required by Section 13 of this Article IV to be included in a Proposing Stockholder’s (as defined herein) notice of nomination of persons for election to the board of directors; and (viii) with respect to all other special meeting requests, include all additional information required by Section 12 of this Article IV to be included in a Proposing Stockholder’s notice of business (other than the nomination of persons for election to the board of directors) to be brought before an annual meeting. Any requesting stockholder may revoke its special meeting request at any time by written revocation delivered to the secretary at the principal executive offices of the corporation.

A beneficial owner who wishes to deliver a special meeting request must cause the nominee or other person who serves as the stockholder of record of such beneficial owner’s stock to sign the special meeting request. If a stockholder of record is the nominee for more than one beneficial owner of stock, the stockholder of record may deliver a special meeting request solely with respect to the capital stock of the corporation beneficially owned by the beneficial owners who are directing the stockholder of record to sign such special meeting request.

In the event of the delivery, in the manner provided in this Section 3, to the corporation of the requisite special meeting request or requests and/or any related revocation or revocations, the corporation may engage nationally recognized independent inspectors for the purpose of promptly performing a ministerial review of the validity of the requests and revocations. For the purpose of permitting the inspectors to perform such review, no special meeting request shall be granted until such date as the independent inspectors certify to the corporation that the requests delivered to the corporation in accordance with this Section 3, and not revoked, represent at least the minimum number of shares held for the minimum amount of time to call such a stockholder requested special meeting. Nothing contained in this Section 3 shall in any way be construed to suggest or imply that the board of directors or any stockholder shall not be entitled to contest the validity of any request or revocation thereof, whether before or after such certification by the independent inspectors, or take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Except as provided in the next sentence, or otherwise in this Section 3, any special meeting shall be held at such date and time as may be fixed by the board of directors in accordance with these bylaws and in compliance with the General Corporation Law of the State of Delaware. In the case of a stockholder requested special meeting, such meeting shall be held at such date, time, and place, if any, or by the means of remote communication, if any, as shall be provided in the notice of such meeting delivered in accordance with Section 4 of this Article IV, and the record date for stockholders entitled to notice of and to vote at such meeting shall be determined in accordance with Section 5 of this Article IV; provided that, except as otherwise provided herein or unless a later date is required in order to allow the corporation to file the information required under Item 8 (or any comparable or successor provision) of Schedule 14A under the Exchange Act, if applicable, the date of any stockholder requested special meeting shall be not more than 90 days after: (i) the determination of the validity of the special meeting request(s) by the independent inspectors in the manner provided in this Section 3; or (ii) if no such independent inspectors are engaged to review the validity of one or more special meeting requests, not more than 90 days after the special meeting request(s) constituting the requisite percent have been delivered to or received by the secretary.

Business transacted at any stockholder requested special meeting shall be limited to the purpose(s) stated in the valid special meeting request(s) signed by stockholders holding the requisite percent of the corporation’s voting stock; provided, however, that nothing herein shall prohibit the board of directors from submitting matters, whether or not described in the stockholder special meeting request(s), to the stockholders at any stockholder requested special meeting. If none of the stockholders who submitted a special meeting request appears at or sends a qualified representative to the stockholder requested special meeting to present the matters to be presented for consideration that were specified in the special meeting request, the corporation need not present such matters for a vote at such meeting, notwithstanding the fact that proxies or votes may have been received by the corporation with respect thereto.

Except as otherwise provided by law, in the case of a stockholder requested special meeting, the chair of the meeting shall have the power and duty: (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3; and (ii) if any proposed nomination or business was not made or proposed in compliance with this Section 3 or the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. In addition, a special meeting requested by stockholders shall not be held if the board of directors has called or calls for a special or regular meeting of stockholders to be held within 90 days after the special meeting request(s) constituting the requisite percent have been delivered to or received by the secretary and the board of directors determines in good faith that the business of such meeting includes (among any other matters properly brought before the meeting) the business specified in such special meeting request. The board of directors, in its discretion, also may cancel a special meeting (or, if the special meeting has not yet been called, may direct the chair of the board or the secretary of the corporation not to call such a meeting) if, at any time after receipt by the secretary of the corporation of a proper special meeting request, there are no longer valid special meeting requests from stockholders holding in the aggregate at least the requisite percent, whether because of revoked requests or otherwise. In such event, the stockholder(s) who requested such meeting may not call (or participate in calling) another special meeting for one year after such cancellation.

SECTION 4. NOTICE OF MEETING. Written or printed notice stating the place (if any), day, and hour of the meeting, the means of remote communication, if any, and in the case of special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of any meeting (unless a different time is required by applicable law) either personally, by mail, electronic transmission, or other lawful means by or at the direction of the chair of the board, the chief executive officer, or the secretary to each stockholder of record entitled to vote at the meeting, in accordance with the provisions of Article X hereof.

SECTION 5. FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, the board of directors may fix in advance a date, which shall not be more than 60 days nor less than 10 days before the date of such meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof, and only the stockholders as shall be stockholders of record on the date so fixed shall be entitled to the notice of and to vote at the meeting and any adjournment thereof; provided, however, that the board of directors may fix a new record date for the determination of stockholders entitled to notice of or to vote at any adjourned meeting.

SECTION 6. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the corporation shall prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation.

SECTION 7. VOTING RIGHTS. At each meeting of the stockholders of the corporation, every stockholder having the right to vote thereat shall be entitled to vote in person or by proxy, but no proxy shall be voted after three years from its date unless the proxy provides for a longer period. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder shall have one vote for each share of stock having voting power registered in such stockholder’s name. The vote at an election for directors, and upon the demand of any stockholder, the vote upon any question before a meeting of the stockholders, shall be by written ballot. All elections shall be had and all questions decided by a majority of the votes cast except where by statute, by provision in the Certificate of Incorporation, or these bylaws it is otherwise provided.

Prior to any meeting, but subsequent to the date fixed by the board of directors pursuant to Section 5 of this Article IV, any proxy may submit such person’s proxy to the secretary for examination. The certificate of the secretary as to the regularity of the proxy and as to the number of shares held by the persons who severally and respectively executed such proxies shall be received as prima facie evidence of the number of shares represented by the holder of the proxy for the purpose of establishing the presence of a quorum at the meeting and of organizing the same.

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the board of directors.

SECTION 8. QUORUM. The holders of a majority of the voting power of the voting stock issued and outstanding and entitled to vote thereat, initially present in person or represented by proxy, shall be requisite and shall constitute a quorum of all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these bylaws. If, however, a majority shall not be present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice, other than announcement at the meeting, until the requisite amount of voting stock shall be present. The chair of the meeting of the stockholders shall also have power to adjourn the meeting from time to time, whether or not there is a quorum and for any reason. At the adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted that might have been transacted at the meeting as originally notified.

SECTION 9. INSPECTORS. At each meeting of the stockholders, the polls shall be opened and closed. The corporation may, and shall if required by applicable law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, then the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of such person’s duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of such person’s ability. The inspector or inspectors so appointed or designated shall: (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share; (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

SECTION 10. Reserved.

SECTION 11. STOCKHOLDER ACTION. Any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by stockholders.

SECTION 12. NOTICE OF STOCKHOLDER BUSINESS AT ANNUAL MEETINGS. At an annual meeting of the stockholders, only such business shall be conducted that has been properly brought before the meeting. To be properly brought before an annual meeting, business (other than the nomination of persons for election to the board of directors, which is governed by Sections 13 and 14 of this Article IV) must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors; (b) otherwise properly brought before the meeting by or at the direction of the board of directors; or (c) otherwise properly brought before the meeting by a stockholder (a “Proposing Stockholder”) that is a stockholder of record of the corporation at the time the notice of meeting is delivered, that is entitled to vote at the meeting, that has given timely notice thereof in writing to the secretary of the corporation at the principal executive offices of the corporation in accordance with this Section 12, and that otherwise complies with the notice procedures set forth in this Section 12. The foregoing clause (c) shall be the exclusive means for stockholders to propose business at an annual meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act and other than the nomination of persons for election to the board of directors, which is governed by Sections 13 and 14 of this Article IV).

A. ADVANCE NOTICE. To be timely, a stockholder’s notice must be delivered to or mailed and received by the secretary of the corporation at the principal executive offices of the corporation not earlier than the close of business on the one hundred and fiftieth (150th) day and not later than the close of business on the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred and fiftieth (150th) day prior to the date of such annual meeting and not later than the close of business on the later of the one hundred and twentieth (120th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, then the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment, recess, rescheduling, or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute proposals following the expiration of the time periods set forth in these bylaws.

B. PROPOSING STOCKHOLDER NOTICE. For all business (other than the nomination of persons for election to the board of directors), a Proposing Stockholder’s notice shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting; (ii) the reasons for conducting such business at the annual meeting; (iii) the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment); (iv) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of the Proposing Stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed; (v) any other information relating to the Proposing Stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (vi) a description of all agreements, arrangements, or understandings between or among the Proposing Stockholder, the beneficial owner, if any, on whose behalf the proposal is being made, any of their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of the Proposing Stockholder, beneficial owner, or any of their affiliates or associates, in such business, including any anticipated benefit therefrom to the Proposing Stockholder, beneficial owner, or their affiliates or associates; and (vii) all of the other information required to be provided with respect to a Proposing Stockholder pursuant to Section 13 of this Article IV.

C. COMPLIANCE WITH LAWS. In addition to the requirements of this Section 12, a stockholder giving the notice shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these bylaws; provided, however, that any references in these bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these bylaws with respect to proposals or to any other business to be considered.

D. OTHER MATTERS. To be properly brought before an annual meeting, any proposal of business (other than the nomination of persons for election to the board of directors) must be a proper matter for stockholder action. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 12. The chair of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 12, and if the chair should so determine, the chair shall so declare to the meeting and any business not properly brought before the meeting shall not be transacted. This Section 12 sets forth only the procedure by which business may be properly brought before an annual meeting of stockholders and does not in any way grant additional rights to stockholders beyond those currently afforded them by law.

SECTION 13. NOTICE OF STOCKHOLDER NOMINEES. Only persons who are nominated in accordance with the procedures set forth in this Section 13 or in Section 14 of this Article IV shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders (i) by or at the direction of the board of directors, (ii) by any Proposing Stockholder that complies with the procedures set forth in this Section 13, or (iii) by any Eligible Stockholder (as defined below) who satisfies the requirements and complies with the procedures set forth in Section 14 of this Article IV. The foregoing clauses (ii) and (iii) shall be the exclusive means for stockholders to nominate persons for election or reelection as a director at any meeting of stockholders.

A. ADVANCE NOTICE. Any nominations, other than those made by or at the direction of the board of directors or any committee thereof, must be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder’s notice for any annual meeting must be delivered to or mailed and received by the secretary of the corporation at the principal executive offices of the corporation not earlier than the close of business on the one hundred and fiftieth (150th) day and not later than the close of business on the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred and fiftieth (150th) day prior to the date of such annual meeting and not later than the close of business on the later of the one hundred and twentieth (120th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, then the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation), and a stockholder’s notice for any special meeting shall be delivered to or mailed and received by the secretary of the corporation at the principal executive offices of the corporation not earlier than the close of business on the one hundred and fiftieth (150th) day prior to the date of such special meeting and not later than the later of: (i) the close of business on the one hundred and twentieth (120th) day prior to the date of such special meeting or (ii) the tenth (10th) day following the date on which the corporation first publicly announces the date of the special meeting in a press release reported by a national news service or in a document filed with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act. In no event shall any adjournment, recess, rescheduling, or postponement of a meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these bylaws.

B. PROPOSING STOCKHOLDER NOTICE. For all nominations of persons for election to the board of directors, a Proposing Stockholder’s notice shall set forth:

(1) as to each person whom the Proposing Stockholder proposes to nominate for election or reelection as a director:

(a) the name, age, business address, and residence address of the person;

(b) the principal occupation or employment of the person;

(c) the class and number of shares of the corporation that are beneficially owned by the person;

(d) all other information relating to the person that would be required to be disclosed in a proxy statement soliciting proxies for the election of such person as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(e) a written questionnaire with respect to the background and qualification of such person, completed and executed by such person, in the form to be provided by the secretary of the corporation upon written request of any stockholder of record within ten days of such request; and

(f) a written statement and agreement executed by such person acknowledging that such person: (i) consents to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) intends to serve as a director for the full term for which such person is standing for election; and (iii) makes the following representations: (x) that such person has read and agrees to adhere to the corporation’s Code of Business Conduct and Ethics, Corporate Governance Principles, and any other of the corporation’s policies or guidelines applicable to directors, including with regard to securities trading; (y) that such person is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any nomination or other business proposal, issue, or question that has not been disclosed to the corporation or that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law; and (z) that such person is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification that has not been disclosed to the corporation in connection with such person’s nomination for director or service as a director; and

(2) as to the Proposing Stockholder:

(a) the name and address of the Proposing Stockholder as they appear on the corporation’s books and of the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made;

(b) the class and number of shares of the corporation that are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, as of the date of the Proposing Stockholder’s notice, and a representation that the Proposing Stockholder will notify the corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting within five business days after the record date for such meeting;

(c) a description of any agreement, arrangement, or understanding with respect to such nomination or other business proposal between or among the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made and any of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Stockholder will notify the corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting;

(d) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder or the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of stock of the corporation, and a representation that the Proposing Stockholder will notify the corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting;

(e) a representation that the Proposing Stockholder is a holder of record of shares of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or propose such other business proposal;

(f) a representation as to whether the Proposing Stockholder, the beneficial owner, if any, or any of their respective affiliates or associates or others acting in concert therewith intends or is part of a group that intends to engage in a solicitation in support of such proposal or director nominees other than the board of directors’ nominees in accordance with Rule 14a-19 promulgated under the Exchange Act (including a statement that any such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the board of directors’ nominees), and, if so, confirming the names of the participants (as defined in Item 4 of Schedule 14A under the Exchange Act) in the solicitation;

(g) the names and addresses of other stockholders (including beneficial and record owners) known by the Proposing Stockholder to support the nomination, and to the extent known, the class and number of all shares of the corporation’s capital stock owned beneficially or of record by such other stockholders;

(h) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such Proposing Stockholder, such beneficial owner, if any, and their respective affiliates or associates, or others acting in concert therewith, if any; and

(i) any other information relating to such Proposing Stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

C. COMPLIANCE WITH LAWS. In addition to the other requirements of Section 12, this Section 13, and Section 14 of this Article IV, with respect to all nominations of persons for election to the board of directors, each Proposing Stockholder, beneficial owner, if any, and their respective affiliates, associates, and others acting in concert therewith shall also comply with all applicable requirements of the Certificate of Incorporation, these bylaws, and state and federal law, including the Exchange Act (including Rule 14a-19 promulgated thereunder), with respect to any such nomination and the solicitation of proxies with respect thereto. Without limiting the generality of the foregoing, and in addition to the other requirements in these bylaws, unless otherwise required by law: (i) no Proposing Stockholder, beneficial owner, if any, or any of their respective affiliates, associates, or others acting in concert therewith shall solicit proxies in support of any nominees other than the board of directors’ nominees unless such person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies; and (ii) if any Proposing Stockholder, beneficial owner, if any, or any of their respective affiliates, associates, or others acting in concert therewith (a) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such person (it being understood that such notice or filing shall be in addition to the Proposing

Stockholder’s notice required by this Section 13) and (b) subsequently fails to comply with any of the requirements of Rule 14a-19 promulgated under the Exchange Act, then the corporation shall be entitled to disregard the Proposing Stockholder’s nominees and any proxies or votes solicited for any such nominees. Upon request by the corporation, such Proposing Stockholder or beneficial owner shall deliver to the corporation, no later than seven (7) business days prior to the applicable meeting of stockholders, reasonable evidence that it has met the requirements of Rule 14a-19 promulgated under the Exchange Act.

D. OTHER MATTERS. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a Proposing Stockholder’s notice of nomination that pertains to the person nominated by the board of directors. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 13 or Section 14 of this Article IV. The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if the chair should so determine, the chair shall so declare to the meeting and the defective nomination shall be disregarded.

SECTION 14. INCLUSION OF STOCKHOLDER NOMINEES IN THE CORPORATION’S PROXY MATERIALS. Subject to the terms and conditions set forth in these bylaws, the corporation shall include in its proxy materials for an annual meeting of stockholders the name, together with the Required Information (defined below), of any person nominated for election (the “Stockholder Nominee”) to the board of directors by a stockholder or group of stockholders that satisfy the requirements of this Section 14, including qualifying as an Eligible Stockholder (as defined below), and that expressly elects at the time of providing the written notice required by this Section 14 (a “Proxy Access Notice”) to have its nominee included in the corporation’s proxy materials pursuant to this Section 14.

A. DEFINITIONS. For the purposes of this Section 14:

(1) “Voting Stock” shall mean outstanding shares of capital stock of the corporation entitled to vote generally for the election of directors;

(2) “Constituent Holder” shall mean any stockholder or beneficial holder whose stock ownership is counted for the purposes of qualifying as holding the Proxy Access Request Required Shares (as defined below) or qualifying as an Eligible Stockholder (as defined below);

(3) “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Exchange Act; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; and

(4) a stockholder shall be deemed to “own” only those outstanding shares of Voting Stock as to which the stockholder (or any Constituent Holder) possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the stockholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such stockholder (or any of its affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder (or any of its affiliates) for any purposes or purchased by such stockholder (or any of its affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative, or similar agreement entered into by such stockholder (or any of its affiliates), whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of Voting Stock, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent, or at any time in the future such stockholder’s (or affiliate’s) full right to vote or direct the voting of any such shares and/or (ii) hedging, offsetting, or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder (or affiliate), other than any such arrangements solely involving an exchange listed multi-industry market index fund in which Voting Stock represents at the time of entry into such arrangement less than five percent of the proportionate value of such index. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A stockholder’s (including any Constituent Holder’s) ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares so long as such stockholder retains the unrestricted power to recall such shares at any time by giving not more than five business days’ notice or has delegated voting power over such shares by means of a proxy, power of attorney, or other instrument or arrangement so long as such delegation is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

B. REQUIRED INFORMATION. For the purposes of this Section 14, the “Required Information” is: (1) the information concerning the Stockholder Nominee and the Eligible Stockholder that the corporation determines is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (2) if the Eligible Stockholder so elects, a Statement (defined below). The corporation shall also include the name of the Stockholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these bylaws notwithstanding, the corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Stockholder and/or Stockholder Nominee, including any information provided to the corporation with respect to the foregoing.

C. NOTICE. To be timely, a stockholder’s Proxy Access Notice must be delivered to the principal executive offices of the corporation not earlier than the close of business on the one hundred and fiftieth (150th) day and not later than the close of business on the one hundred and twentieth (120th) day prior to the anniversary date of the corporation’s definitive proxy statement being released to stockholders in connection with the previous year’s annual meeting. In no event shall any adjournment or postponement of an annual meeting, the date of which has been announced by the corporation, commence a new time period for the giving of a Proxy Access Notice.

D. PERMITTED NUMBER. The maximum number of Stockholder Nominees required to appear in the corporation’s proxy materials pursuant to this Section 14 with respect to an annual meeting of stockholders shall equal the largest whole number that does not exceed 25% of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 14 (such number, the “Permitted Number”); provided, however, that for purposes of determining whether the Permitted Number has been reached, each of the following persons shall be counted as a Stockholder Nominee: (i) individuals submitted by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 14 that the board of directors decides to nominate as a nominee of the board of directors; (ii) individuals nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 14 whose nominations are subsequently withdrawn; and (iii) directors in office that will be included in the corporation’s proxy materials with respect to such annual meeting for whom access to the corporation’s proxy materials was previously provided or requested pursuant to this Section 14, other than any such director referred to in this clause (iii) who at the time of such annual meeting will have served as a director continuously, as a nominee of the board of directors, and not as a nominee of an Eligible Stockholder, for at least two annual terms. In the event the board of directors resolves to reduce the size of the board of directors effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 14 exceeds the Permitted Number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock reasonably believed by the corporation to be owned by each Eligible Stockholder and disclosed as owned in its Proxy Access Notice submitted to the corporation. If the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 14 thereafter is nominated by the board of directors, not included in the corporation’s proxy materials, or not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 14), no other nominee or nominees shall be required to be included in the corporation’s proxy materials or otherwise submitted for election as a director at the applicable annual meeting in substitution for such Stockholder Nominee.

E. ELIGIBLE STOCKHOLDER. An “Eligible Stockholder” is one or more stockholders of record who own or have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the corporation pursuant to this Section 14 and as of the record date for determining stockholders eligible to vote at the annual meeting, an aggregate net long position (as defined in Section 3 of this Article IV) of at least three percent (3%) of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”) and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the corporation and the date of the applicable annual meeting, provided that the aggregate number of stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20). Two or more collective investment funds that are (I) under common management and investment control; (II) under common management and sponsored primarily by the same employer; or (III) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940 (a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this paragraph E, provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 14. No shares may be attributed to more than one group constituting an Eligible Stockholder under this Section 14 (and, for the avoidance of doubt, no stockholder may be a member of more than one group constituting an Eligible Stockholder). A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph E, for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year (3-year) period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met). Any Eligible Stockholder (including each Constituent Holder or fund comprising a Qualifying Fund and/or beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder) whose Stockholder Nominee is elected as a director at the annual meeting of stockholders will not be eligible to nominate or participate in the nomination of a Stockholder Nominee for the following two (2) annual meetings of stockholders other than the nomination of such previously elected Stockholder Nominee.

F. INFORMATION. No later than the final date when a Proxy Access Notice pursuant to this Section 14 may be delivered to the corporation, an Eligible Stockholder (including each Constituent Holder) must provide the following information in writing to the secretary of the corporation:

(1) with respect to each Constituent Holder, the name and address of, and number of shares of Voting Stock owned by such person;

(2) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3) year holding period) verifying that, as of a date within seven calendar days prior to the date the Proxy Access Notice is delivered to the corporation, such person owns, and has owned continuously for the preceding three (3) years, the Proxy Access Request Required Shares and such person’s agreement to provide:

(a) within ten (10) days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and

(b) immediate notice if the Eligible Stockholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of stockholders;

(3) any information relating to such Eligible Stockholder (including any Constituent Holder) and their respective affiliates or associates or others acting in concert therewith, and any information relating to such Eligible Stockholder’s Stockholder Nominee(s), in each case that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for the election of such Stockholder Nominee(s) in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(4) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three (3) years, and any other material relationships, between or among the Eligible Stockholder (including any Constituent Holder) and its or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each of such Eligible Stockholder’s Stockholder Nominee(s), and such person’s respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the Eligible Stockholder (including any Constituent Holder), or any affiliate or associate thereof or person acting in concert there-with, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive officer of such registrant;

(5) a representation that such person:

(a) acquired the Proxy Access Request Required Shares in the ordinary course of business and neither the Eligible Stockholder nor the Stockholder Nominee nor their respective affiliates and associates acquired or is holding any securities of the corporation with the intent to change or influence control of the corporation and does not presently have such intent;

(b) has not nominated and will not nominate for election to the board of directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 14;

(c) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the board of directors;

(d) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation; and

(e) will provide facts, statements, and other information in all communications with the corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and will otherwise comply with all applicable laws, rules, and regulations in connection with any actions taken pursuant to this Section 14;

(6) in the case of a nomination by a group of stockholders that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(7) an undertaking that such person agrees to:

(a) assume all liability stemming from, and indemnify and hold harmless the corporation and each of its directors, officers, and employees individually against, any liability, loss, or damages in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative, or investigative, against the corporation or any of its directors, officers, or employees arising out of any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder (including such person) provided to the corporation;

(b) promptly provide such information to the corporation as the corporation may reasonably request; and

(c) file with the Securities and Exchange Commission any solicitation by the Eligible Stockholder of stockholders of the corporation relating to the annual meeting at which the Stockholder Nominee will be nominated.

In addition, no later than the final date when a Proxy Access Notice pursuant to this Section 14 may be delivered to the corporation, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the secretary of the corporation documentation reasonably satisfactory to the board of directors that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof.

In order to be considered timely, any information required by this Section 14 to be provided to the corporation must be supplemented (by delivery to the secretary of the corporation): (1) no later than ten (10) days following the record date for the applicable annual meeting, to disclose the foregoing information as of such record date; and (2) no later than the fifth day before the annual meeting, to disclose the foregoing information as of the date that is no earlier than ten (10) days prior to such annual meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these bylaws) available to the corporation relating to any defect.

G. STATEMENT. The Eligible Stockholder may provide to the secretary of the corporation, at the time the information required by this Section 14 is originally provided, a written statement for inclusion in the corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the candidacy of such Eligible Stockholder’s Stockholder Nominee(s) (the “Statement”). Notwithstanding anything to the contrary contained in this Section 14, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law, rule, or regulation.

H. STOCKHOLDER NOMINEE REPRESENTATIONS. No later than the final date when a Proxy Access Notice pursuant to this Section 14 may be delivered to the corporation, each Stockholder Nominee must:

(1) provide an executed agreement, in a form deemed satisfactory by the board of directors or its designee (which form shall be provided by the corporation reasonably promptly upon written request of a stockholder), that such Stockholder Nominee:

(a) consents to being named in the corporation’s proxy statement and a form of proxy card as a nominee for election to the board of directors and to serving as a director of the corporation if elected;

(b) agrees, if elected, to adhere to the corporation’s Corporate Governance Principles and Code of Business Conduct and all other publicly available corporation policies and guidelines applicable to directors;

(c) is not and will not become a party to any compensatory, payment, or other financial agreement, arrangement, or understanding with any person or entity other than the corporation in connection with such person’s nomination to be a director of the corporation or with respect to such person’s service or action as a director of the corporation that, in either such case, has not been disclosed to the corporation;

(d) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity as to how the Stockholder Nominee would vote or act on any issue or question as a director;

(2) complete, sign, and submit all other questionnaires, representations, and agreements required of the corporation’s directors generally; and

(3) provide such additional information required for stockholder notices pursuant to Section 13 of this Article IV and as necessary to permit the board of directors to determine if such one or more of the items contemplated by paragraph J below apply with respect to such Stockholder Nominee or if such Stockholder Nominee has any direct or indirect relationship with the corporation other than those relationships that have been deemed categorically immaterial pursuant to the corporation’s corporate governance guidelines or is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.

In the event that any information or communications provided by the Eligible Stockholder (or any Constituent Holder) or the Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these bylaws) available to the corporation relating to any such defect.

I. INELIGIBILITY. Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (1) withdraws from or becomes ineligible or unavailable for election at that annual meeting (other than by reason of such Stockholder Nominee’s disability or other health reason) or (2) does not receive votes cast in favor of the Stockholder Nominee’s election at least equal 25% of the shares present in person or by proxy and entitled to vote at the meeting will be ineligible to be a Stockholder Nominee pursuant to this Section 14 for the next two annual meetings. For the avoidance of doubt, any Stockholder Nominee who is included in the corporation’s proxy statement for a particular annual meeting of stockholders but subsequently is determined not to satisfy the eligibility requirements of this Section 14 or any other provision of these bylaws, the corporation’s Certificate of Incorporation, or other applicable regulation any time before the annual meeting of stockholders will not be eligible for election at the relevant annual meeting of stockholders.

J. DISQUALIFICATION. The corporation shall not be required to include, pursuant to this Section 14, a Stockholder Nominee in its proxy materials for any annual meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of (or vote with respect to) a Stockholder Nominee (and may declare any such nomination ineligible), notwithstanding that proxies in respect of such vote may have been received by the corporation:

(1) who is not independent under the listing standards of any U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the board of directors in determining and disclosing independence of the corporation’s directors, in each case as determined by the board of directors;

(2) who (a) is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (b) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten years, or (c) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or whose service as a member of the board of directors would violate or cause the corporation to be in violation of these bylaws, the corporation’s Certificate of Incorporation, the rules and listing standards of any U.S. exchange upon which the common stock of the corporation is traded, or any applicable law, rule, or regulation;

(3) if the Eligible Stockholder (or any Constituent Holder) or applicable Stockholder Nominee otherwise breaches or fails to comply in material respect with its obligations pursuant to this Section 14 or any agreement, representation, or undertaking required by this Section 14;

(4) if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting; or

(5) at any meeting of stockholders for which the secretary of the corporation receives a notice that a stockholder has nominated a person for election to the board of directors pursuant to Section 13 of this Article IV.

SECTION 15. CONDUCT OF MEETINGS. The chair, the lead director, if any, in the chair’s absence, or the most senior executive officer, if there is no lead director or in the lead director’s absence, shall act as chair of all meetings of the stockholders. The secretary, or an assistant secretary, in the secretary’s absence, shall act as secretary at all meetings of the stockholders. In the absence of the secretary or an assistant secretary, the chair of the meeting may appoint any person to act as secretary of the meeting. The board of directors may adopt such rules, regulations, and procedures for the conduct of any meeting of stockholders that it deems appropriate. Except to the extent inconsistent with such rules, regulations, and procedures adopted by the board of directors, the chair of the meeting shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, to adjourn or recess the meeting, dismiss business not properly presented, adopt rules, regulations, and procedures to maintain order and safety, impose limitations on the time allotted to questions or comments on the affairs of the corporation, restrict entry to such meeting after the time prescribed for the commencement thereof, open and close the voting polls, and restrict the use of cell phones, audio or video recording devices, and similar devices at the meeting. The board of directors may postpone or reschedule any meeting of stockholders.

SECTION 16. ADJOURNMENTS. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, are provided in accordance with applicable law. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, then the board of directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

ARTICLE V.

DIRECTORS

SECTION 1. GENERAL POWERS. The property, business, and affairs of the corporation shall be managed by its board of directors, which may exercise all powers of the corporation and do all lawful acts and things except as otherwise provided by statute or by the Certificate of Incorporation.

SECTION 2. NUMBER, TENURE, AND QUALIFICATIONS. The directors shall be elected in the manner set forth in Article Ninth of the Certification of Incorporation of the corporation; however, if the corporation has outstanding any shares of one or more series of stock with conditional rights to elect a set number of directors, and if the conditions precedent to the exercise of any such rights arise, the number of directors of the corporation shall be automatically increased to permit the exercise of the voting rights of each such series of stock. The term of office of directors shall be as provided in Article Ninth of the Certificate of Incorporation of the corporation. Directors need not be stockholders or residents of the State of Delaware. A majority of the directors shall be “independent” under the criteria set by any applicable law, regulation, and/or listing standard.

At any meeting for the election of directors at which a quorum is present, each director shall be elected by the vote of a majority of the votes cast representing shares present in person or by proxy and entitled to vote at the meeting. However, if the number of nominees on the ballot for any election of directors exceeds the number of directors to be elected, then the directors shall be elected by the vote of a plurality of the votes cast representing shares present in person or by proxy and entitled to vote on the election of directors.

For the purposes hereof, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” the election of that director. “Votes cast” shall not include abstentions. Ballots will not give stockholders the option to “withhold” votes from the election of directors but rather will give the choice to vote “for” or “against” each director or to abstain.

Promptly (and in any event within 10 days) after each meeting for the election of directors, each incumbent director who did not receive a majority of the votes cast representing shares present in person or by proxy and entitled to vote at such meeting shall submit to the board of directors an irrevocable letter of resignation, which shall become effective upon acceptance by the board of directors. The board of directors will determine whether to accept or reject such resignation, or what other action should be taken, and publicly disclose and explain its decision on the corporation’s web site within 90 days from the date of the certification of election results. Any director not elected shall not participate in the board of director’s decision with respect to such director’s resignation.

If the board of directors determines to accept the resignation of an unsuccessful incumbent, then the board of directors may fill the resulting vacancy pursuant to Section 3 of this Article V or may decrease the size of the board of directors pursuant to the provisions of Article Ninth of the Certificate of Incorporation of the corporation. If the board of directors elects to fill the resulting vacancy, the CRG&N (as defined below) Committee will promptly recommend a candidate to the board of directors to fill the office formerly held by the unsuccessful incumbent. The board of directors shall promptly consider and act upon the CRG&N Committee’s recommendation. The CRG&N Committee, in making its recommendation, and the board of directors, in acting on such recommendation, may consider any factors or other information that they determine appropriate and relevant.

The board of directors at its first meeting after each annual meeting, or as often as may be required, shall elect a chair of the board.

SECTION 3. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Any vacancies on the board of directors or any newly created directorships shall be filled by the board of directors in the manner set forth in Article Ninth of the Certificate of Incorporation of the corporation.

SECTION 4. CATASTROPHE. During any emergency period following a national catastrophe due to enemy attack or act of God, a majority of the surviving members of the board who have not been rendered incapable of acting due to physical or mental incapacity or due to the difficulty of transportation to the place of the meeting shall constitute a quorum for the purpose of filling vacancies on the board of directors and among the elected and appointed officers of the corporation.

SECTION 5. PLACE OF MEETINGS. The directors of the corporation may hold their meetings, both regular and special, at a place or places, if any, within or without the State of Delaware, or by means of remote communication, as the board of directors may from time to time determine.

SECTION 6. FIRST MEETING. The first meeting of the board of directors following the annual meeting of stockholders shall be held at the time and place that shall be fixed by the chair of the board or the chief executive officer and shall be called in the same manner as a special meeting.

SECTION 7. REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at the time and place that shall from time to time be determined by the board of directors.

SECTION 8. SPECIAL MEETINGS. Special meetings of the board of directors shall be called at the request of the chair of the board, the chief executive officer, or a majority of the board of directors then in office by giving three days’ notice to each director, either personally or by mail, by email, by telegram, by facsimile, or other lawful means. The person or persons authorized to call special meetings of the board of directors may fix the place, if any, and time of the meetings.

SECTION 9. QUORUM. At all meetings of the board of directors, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting, at which there is a quorum present, shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation, or by these bylaws. If at any meeting of the board of directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice, other than by announcement at the meeting, until a sufficient number of directors to constitute a quorum shall attend. At any adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the original meeting as originally notified.

SECTION 10. BUSINESS TO BE CONDUCTED. Unless otherwise indicated in the notice, any and all business may be transacted at a regular or special meeting of the board of directors. In the event a special meeting of the board of directors is held without notice, any and all business may be transacted at the meeting provided all directors are present.

SECTION 11. ORDER OF BUSINESS. At all meetings of the board of directors, business shall be transacted in the order that from time to time the board of directors may determine. At all meetings of the board of directors, the chair of the board or in such person’s absence the chief executive officer (if a director) shall preside. In the absence of the chair and the chief executive officer, the directors present shall elect any director as chair of the meeting.

SECTION 12. COMPENSATION OF DIRECTORS. Directors of the corporation shall receive the compensation for their services that the board of directors may from time to time determine, and all directors shall be reimbursed for their expenses of attendance at each regular or special meeting of the board or any committee thereof.

SECTION 13. COMMITTEES. The board of directors may, by resolution passed by a majority of the board, designate one or more committees. Each such committee shall consist of one or more of the directors of the corporation, such number to be set by resolution of the board of directors. Any committee, to the extent provided in the resolution and except as may otherwise be provided by applicable law, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers that may require it. Any committee or committees shall have the name or names that may be determined from time to time by resolution adopted by the board of directors.

SECTION 14. AUDIT COMMITTEE. The Audit Committee shall be governed by the Audit Committee Charter, as adopted, amended, modified, or supplemented from time to time by the board of directors, which shall set forth the membership, authority, and responsibilities of the Audit Committee. The Audit Committee Charter shall be issued, modified, amended, supplemented, or repealed only by a majority vote of the full board of directors.

SECTION 15. MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE. The Management Development and Compensation (“MD&C”) Committee shall be governed by the MD&C Committee Charter, as adopted, amended, modified, or supplemented from time to time by the board of directors, which shall set forth the membership, authority, and responsibilities of the MD&C Committee. The MD&C Committee Charter shall be issued, modified, amended, supplemented, or repealed only by a majority vote of the full board of directors.

SECTION 16. CORPORATE RESPONSIBILITY, GOVERNANCE, AND NOMINATING COMMITTEE. The Corporate Responsibility, Governance, and Nominating (“CRG&N”) Committee shall be governed by the CRG&N Committee Charter, as adopted, amended, modified, or supplemented from time to time by the board of directors, which shall set forth the membership, authority, and responsibilities of the CRG&N Committee. The CRG&N Committee Charter shall be issued, modified, amended, supplemented, or repealed only by a majority vote of the full board of directors.

SECTION 17. ELECTION OF OFFICERS. At the first meeting of the board of directors in each year, at which a quorum shall be present, following the annual meeting of the stockholders of the corporation, the board of directors shall elect the officers of the corporation, except regional or staff officers who are subject to appointment in accordance with Section 18 of Article VI.

SECTION 18. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the board of directors or of the committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the board of directors or committee.

SECTION 19. REMOTE MEETINGS. Unless otherwise restricted by the Certificate of Incorporation, members of the board of directors, or any committee thereof, may participate in a meeting by means of remote communication, including video phone, conference telephone, or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of any such remote communication shall constitute presence in person at such meeting.

ARTICLE VI.

OFFICERS

SECTION 1. OFFICERS. The officers of the corporation shall be: (a) a chief executive officer, president, one or more executive vice presidents, each other executive “officer” for purposes of Section 16 of the Exchange Act, and a secretary, controller, treasurer, and head of internal audit, all as the board of directors may provide for and elect; and (b) one or more senior vice presidents, vice presidents, and such assistant vice presidents, assistant secretaries, assistant treasurers, and assistant controllers as the chief executive officer may appoint or as the board of directors may elect. Any two or more offices may be held by the same person. The board of directors may appoint such other officers as they shall deem necessary, who shall have the authority and shall perform the duties that from time to time may be prescribed by the board of directors. In its discretion, the board of directors by a vote of a majority thereof may leave unfilled for any period that it may fix by resolution any office except those of president, treasurer, and secretary. The board of directors may designate a chief financial officer and a chief accounting officer from among the officers elected by the board. The chief financial officer shall be the corporation’s principal financial officer and the chief accounting officer shall be the corporation’s principal accounting officer for purposes of the Exchange Act. Officers appointed by the chief executive officer shall not perform “policy-making functions” as defined pursuant to Section 16 or any successor section(s) of the Exchange Act and shall be deemed not to be subject to such Section 16 and the rules and regulations promulgated thereunder.

SECTION 2. ELECTION. The board of directors at its first meeting after each annual meeting of the stockholders or at any regular or special meeting shall elect, as may be required, a chief executive officer, president, one or more executive vice presidents, each other executive “officer” for purposes of Section 16 of the Exchange Act, and a secretary, treasurer, controller, and head of internal audit.

SECTION 3. TENURE. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any officer appointed by the chief executive officer may be removed at any time by the board of directors or the chief executive officer.

SECTION 4. SALARIES. The salaries of the officers of the corporation at the level of executive vice president or above shall be recommended by the MD&C Committee and approved by the board of directors.

SECTION 5. VACANCIES. If the office of any officer of the corporation elected by the board of directors becomes vacant by reason of death, resignation, disqualification, or otherwise, the directors by a majority vote may choose such officer’s successor or successors.

SECTION 6. RESIGNATION. Any officer may resign such person’s office at any time, such resignation to be made in writing and take effect at the time of receipt by the corporation, unless some time be fixed in the resignation and then from that time. The acceptance of a resignation shall not be required to make it effective.

SECTION 7. DELEGATION OF DUTIES. Duties of officers may be delegated in case of the absence of any officer of the corporation or for any reason that the board of directors may deem sufficient. The board of directors may delegate the powers or duties of the officer to any other officer or to any director, except as otherwise provided by statute, for the time being, provided a majority of the entire board of directors concurs therein.

SECTION 8. CHIEF EXECUTIVE OFFICER. The chief executive officer shall be the chief executive officer of the corporation and shall have, subject to the direction of the board of directors, general control and management of the corporation’s business and affairs and shall also see that all the policies and resolutions of the board of directors are carried into effect, subject, however, to the right of the board of directors to delegate any specific powers, except such as may be by statute exclusively conferred on the president or to any other officer or officers of the corporation. The chief executive officer shall preside at all meetings of stockholders and the board of directors at which the chief executive officer may be present and from which the chair of the board may be absent.

SECTION 9. PRESIDENT. The president shall perform those duties that shall be specifically assigned to the president from time to time by the chief executive officer or the board of directors. In the absence of the chief executive officer or in the event of the chief executive officer’s death or inability or refusal to act, the president shall perform the duties of the chief executive officer and when so acting shall have the powers of and be subject to all the restrictions upon the chief executive officer.

SECTION 10. EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS, AND VICE PRESIDENTS. In the absence of the president or in the event of the president’s death or inability or refusal to act, the senior executive vice president present shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. In the absence of the president and all executive or senior vice presidents, or in the event of their deaths or inability or refusal to act, a vice president designated by the board of directors, or in case the board of directors has failed to act, designated by the chief executive officer, shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The executive vice presidents, the senior vice presidents, and all other vice presidents shall perform those duties consistent with these bylaws and that may be specifically designated by the chief executive officer, the president, or the board of directors.

SECTION 11. ASSISTANT VICE PRESIDENTS. The assistant vice presidents shall perform those duties, not inconsistent with these bylaws, the Certificate of Incorporation, or statute, that may be specifically designated by the board of directors, the chief executive officer, or the president. In the absence of the executive vice presidents, senior vice presidents, or vice presidents, an assistant vice president (or in the event there be more than one assistant vice president, the assistant vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the executive vice presidents, senior vice presidents, or vice presidents and when so acting shall have all the powers of and be subject to all restrictions upon the executive vice presidents, the senior vice presidents, and vice presidents.

SECTION 12. SECRETARY. The secretary shall attend and keep all the minutes of all meetings of the board of directors and all meetings of the stockholders and, when requested by the board of directors, of any committees of the board of directors. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and board of directors and when so ordered by the board of directors shall affix the seal of the corporation thereto. The secretary shall have charge of all of those books and records that the board of directors may direct, all of which shall, at all reasonable times, be open to the examination of any director at the office of the corporation during business hours. The secretary shall, in general, perform all of the duties incident to the office of secretary subject to the control of the board of directors, the chief executive officer, or the president, under whose supervision the secretary shall be, and shall do and perform any other duties that may from time to time be assigned to the secretary by the board of directors.

SECTION 13. ASSISTANT SECRETARIES. In the absence of the secretary or in the event of the secretary’s death or inability or refusal to act, the assistant secretary (or in the event there be more than one assistant secretary, the assistant secretaries in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the secretary, when so acting shall have all the powers of and be subject to all the restrictions upon the secretary, and shall perform any other duties that may from time to time be assigned to the assistant secretary by the board of directors, the chief executive officer, the president, or the secretary.

SECTION 14. TREASURER. The treasurer shall have custody of and be responsible for all funds and securities of the corporation, receive and give receipts for money due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in those banks or depositories that shall be selected and designated by the board of directors and shall in general perform all of the duties incident to the office of treasurer and any other duties that may be assigned to the treasurer by the chief financial officer, the president, the chief executive officer, or the board of directors. If required by the board of directors, the treasurer shall give bond for the faithful discharge of the treasurer’s duties in the sum and with the surety or sureties as the board of directors shall determine.

SECTION 15. ASSISTANT TREASURERS. In the absence of the treasurer or in the event of the treasurer’s death or inability or refusal to act, the assistant treasurer (or in the event there be more than one assistant treasurer, the assistant treasurers in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the treasurer, when so acting shall have all the powers and be subject to all the restrictions upon the treasurer, and shall perform any other duties that from time to time may be assigned to the assistant treasurer by the chief executive officer, the president, the chief financial officer, the treasurer, or the board of directors. The assistant treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in the sums and with the surety or sureties that the board of directors shall determine.

SECTION 16. CONTROLLER. The controller shall maintain adequate records of all assets, liabilities, and transactions of the corporation; see that adequate audits thereof are currently and regularly made; and, in conjunction with other officers and department heads, initiate and enforce measures and procedures whereby the business of the corporation shall be conducted with the maximum safety, efficiency, and economy. Except as otherwise determined by the board of directors, or lacking a determination by the board of directors, then by the president, the controller’s duties and powers shall extend to all subsidiary corporations and, so far as may be practicable, to all affiliate corporations. The controller shall have any other powers and perform other duties that may be assigned to the controller by the chief executive officer, the president, the chief financial officer, or the board of directors. If required by the board of directors, the controller shall give bond for the faithful discharge of the controller’s duties in the sum and with the surety or sureties as the board of directors shall determine.

SECTION 17. ASSISTANT CONTROLLERS. In the absence of the controller or in the event of the controller’s death or inability or refusal to act, the assistant controller (or in the event there be more than one assistant controller, the assistant controllers in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the controller, when so acting shall have all the powers and be subject to all the restrictions upon the controller, and shall perform any other duties that from time to time may be assigned to the assistant controller by the chief executive officer, the president, the chief financial officer, the controller, or the board of directors. The assistant controllers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in the sums and with the surety or sureties that the board of directors shall determine.

SECTION 18. REGIONAL VICE PRESIDENTS.

A. ELECTION. One or more regional vice presidents may be appointed by the chief executive officer, or the authority for such appointments may be delegated by the chief executive officer to the president of the corporation.

B. TENURE. The regional vice presidents appointed by the chief executive officer or the president of the corporation shall hold office until their successors are chosen and qualify in their stead. Any regional vice president so appointed may be removed at any time by the chief executive officer or the president of the corporation.

C. DUTIES. The regional vice presidents shall do and perform those duties that shall from time to time be specifically designated or assigned by the chief executive officer or the president of the corporation; however, the regional vice presidents shall not perform “policy-making functions” as defined pursuant to Section 16 or any successor section(s) of the Exchange Act and shall be deemed not to be subject to such Section 16 and the rules and regulations promulgated thereunder.

ARTICLE VII.

INDEMNIFICATION OF OFFICERS, DIRECTORS,

EMPLOYEES, AND AGENTS

SECTION 1. RIGHT TO INDEMNIFICATION.

A. PROCEEDINGS BY THIRD PARTIES. The corporation shall indemnify and hold harmless, to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), any person (and that person’s heirs and personal representatives) who was or is a party or is threatened or expected to be made a party to any threatened, pending, or completed action, suit, arbitration, alternative dispute resolution procedure, investigation, or other threatened, actual, or completed proceeding, whether civil, criminal, administrative, investigative, or private in nature and irrespective of the initiator thereof, including any appeal of any such proceeding (each, a “Proceeding”) (other than a Proceeding by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, partner, or agent of another corporation, partnership (including a partnership in which the corporation is a partner), limited liability company, joint venture, trust, non-profit entity, including service with respect to employee benefit plans, or other entity or enterprise (in such capacity, an “Authorized Person”), against any and all Expenses (as hereinafter defined), judgments, damages, arbitration awards, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding, including any interest payable thereon, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

B. PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. The board of directors shall indemnify and hold harmless any person (and that person’s heirs and personal representatives) who was or is a party or is threatened or expected to be made a party to any Proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an Authorized Person against Expenses actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware shall deem proper.

SECTION 2. EXPENSES.

A. REIMBURSEMENT OF EXPENSES. To the extent that an Indemnitee (as hereinafter defined) has been successful on the merits or otherwise in defense of any Proceeding, or in defense of any claim, issue, or matter therein, such Indemnitee shall be indemnified against Expenses actually and reasonably incurred by such Indemnitee in connection therewith.

B. ADVANCEMENT OF EXPENSES TO DIRECTORS AND OFFICERS. The board of directors shall cause the corporation to advance to any Indemnitee who is or was a director or officer of the corporation the Expenses incurred by such Indemnitee, from time to time, in defending a Proceeding, in each case, within ten (10) calendar days after the corporation’s receipt of a statement from such Indemnitee requesting an advance, whether prior to or after final disposition of the applicable Proceeding; provided, however, that the corporation will have no obligation to advance Expenses if such advance will be in violation of applicable law. Each such statement must include an undertaking by or on behalf of that Indemnitee to repay any Expenses advanced if it is ultimately determined that the Indemnitee is not legally entitled to indemnification by the corporation and shall specifically state that no bond, collateral, or other security shall be required by such officer or director to insure such person’s performance and that no interest on any amount advanced shall be required to be paid to the corporation if the officer or director is determined ultimately to be not legally entitled to indemnification by the corporation. The corporation will accept any such undertaking without reference to the financial ability of Indemnitee to make repayment.

C. ADVANCEMENT OF EXPENSES TO EMPLOYEES AND AGENTS. The board of directors shall cause the corporation to advance to any Indemnitee who is not a present or past director or officer of the corporation the Expenses incurred by such Indemnitee, from time to time, in defending a Proceeding, in each case, in advance of the final disposition of such Proceeding; provided, however, that any such advance shall be conditional upon evidence of compliance with the terms and conditions, if any, deemed appropriate and specified by the board of directors for such advance if it is ultimately determined that such Indemnitee is not legally entitled to indemnification by the corporation.

D. EXPENSES INCURRED IN ENFORCING RIGHTS. The board of directors shall cause the corporation to advance to any Indemnitee, in accordance with this Section 2, all Expenses incurred by such Indemnitee in enforcing such Indemnitee’s rights to indemnification and/or advancement of Expenses under this Article VII, including Expenses incurred in preparing and forwarding statements to the corporation to support the advances claimed, whether or not such Indemnitee is successful in enforcing such rights and whether or not Proceedings are commenced.

SECTION 3. DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

A. PROCEDURE. Any indemnification hereunder (unless ordered by the Court of Chancery of the State of Delaware) shall be made by the corporation upon a determination that indemnification is proper under the circumstances because the Indemnitee has met the applicable standard of conduct set forth in this Article VII. All such determinations shall be made by the board of directors within 30 calendar days after the corporation receives a statement from an Indemnitee requesting indemnification in respect of a Proceeding under this Article VII. Notwithstanding the foregoing, with respect to an Indemnitee who is or was a director or officer of the corporation, such determination shall be made: (i) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum; (ii) by a committee of directors designated by majority vote of such Disinterested Directors, even though less than a quorum; or (iii) if there are no Disinterested Directors, or if such Disinterested Directors so direct, in writing by Independent Counsel (as hereinafter defined); provided, however, that, if a Change of Control (as hereinafter defined) shall have occurred, then such determination shall be made in writing by Independent Counsel. The corporation shall promptly inform the Indemnitee in writing of a determination under this paragraph regarding the propriety of indemnification.

B. PRESUMPTIONS. In making a determination with respect to the entitlement of any Indemnitee to indemnification under this Article VII, the Indemnitee shall be presumed to be entitled to such indemnification upon submission to the corporation of a statement requesting indemnification in respect of such Proceeding under this Article VII. The presumption shall be used by the person or persons determining entitlement to indemnification as a basis for such determination, unless the corporation provides information sufficient to overcome such presumption by clear and convincing evidence. Furthermore, the termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person (i) did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal Proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

C. PAYMENTS. If it is determined that any Indemnitee is entitled to indemnification under this Article VII, then the corporation shall thereafter, on written request by such Indemnitee, pay to such Indemnitee, within ten (10) calendar days after the corporation’s receipt of such request, such amounts theretofore incurred by or on behalf of such Indemnitee in respect of which such Indemnitee is entitled to that indemnification by reason of that determination.

D. EXPENSES. Any Indemnitee shall be entitled to be indemnified against the Expenses actually and reasonably incurred by such Indemnitee in cooperating with the person or persons making the determination of entitlement to indemnification (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and, to the extent successful, in connection with any Proceeding with respect to the determination of such Indemnitee’s entitlement to indemnification or the enforcement thereof.

SECTION 4. INDEMNIFICATION FUND. The board of directors, in its sole discretion, may establish and may fund in advance and from time to time, in whole or in part, a separate provision or provisions, which may be in the form of a trust fund, periodic or advance retainers to counsel, or otherwise as the board of directors may determine in each instance, to be used as payment and/or advances of indemnification obligations under this Article VII; provided, however, that any amount that is contributed to such fund shall not in any way be construed to be a limitation on the amount of indemnification and/or advances of the corporation.

SECTION 5. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any Indemnitee who is or was a director or officer of the corporation against any expenses, liabilities, or losses, whether or not the corporation would have the power to indemnify such person against such expenses, liabilities, or losses under the General Corporation Law of the State of Delaware; provided, however, that, for a period of six (6) years after any Change of Control, the corporation shall maintain, at its expense, policies of directors’ and officers’ liability insurance providing coverage at least comparable to and in the same amounts as that provided by any such policies in effect immediately prior to such Change of Control.

SECTION 6. CONTRIBUTION. If it is determined that any Indemnitee is entitled to indemnification under this Article VII, but that right is unenforceable by reason of any applicable law or public policy, then, to the fullest extent applicable law permits, the corporation, in lieu of indemnifying or causing the indemnification of such Indemnitee, shall contribute or cause to be contributed to the amount that such Indemnitee has incurred, whether for judgments, fines, penalties, excise taxes, amounts paid, or to be paid in settlement or for Expenses reasonably incurred, in connection with the applicable Proceeding, in such proportion as is deemed fair and reasonable in light of all the circumstances of such Proceeding in order to reflect: (i) the relative benefits that such Indemnitee and the corporation have received as a result of the event(s) or transaction(s) giving rise to the Proceeding or (ii) the relative fault of such Indemnitee and of the corporation in connection with those event(s) or transaction(s).

SECTION 7. MISCELLANEOUS.

A. NO CONDITIONS OR LIMITATIONS. Except as expressly set forth in this Article VII or required by applicable law, there shall be no conditions or limitations on an Indemnitee’s rights to indemnification or advancement of Expenses hereunder.

B. AMENDMENTS. Any amendment to this Article VII shall only apply prospectively and shall in no way affect the corporation’s obligations to indemnify and make advances to any Indemnitee as set forth in this Article VII for actions or events which occurred before any such amendment, provided that any amendment to this Article VII shall require the unanimous vote of the board of directors.

C. NON-EXCLUSIVITY. The rights to indemnification and advancement of Expenses and the remedies this Article VII provides are not and will not be deemed exclusive of any other rights or remedies to which any Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, any agreement, a vote of the corporation’s stockholders or Disinterested Directors, or otherwise, but each such right or remedy under this Article VII will be cumulative with all such other rights and remedies.

D. EQUIVALENCE TO CONTRACTUAL RIGHTS. The rights to indemnification and advancement of Expenses and the remedies this Article VII provides shall be considered the equivalent of a contract right that vests upon the occurrence or alleged occurrence of any act or omission that forms the basis for or is related to the claim for which indemnification is sought by an Indemnitee, to the same extent as if the provisions of this Article VII were set forth in a separate, written contract between such Indemnitee and the corporation.

E. DETRIMENTAL RELIANCE. Any person who at any time on or after the adoption of this Article VII serves or has served in any of the capacities indicated in this Article VII shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein.

F. NO IMPUTATION OF KNOWLEDGE OR CONDUCT. For purposes of making a determination under this Article VII with respect to whether any Indemnitee is entitled to indemnification, neither the knowledge nor the conduct of any other director, officer, manager, administrator, employee, agent, representative, or other functionary of the corporation shall be imputed to such Indemnitee.

G. FORUM, JURISDICTION, AND VENUE. Each Indemnitee, by seeking any indemnification or advancement of Expenses under this Article VII, shall be deemed: (i) to have agreed that any proceeding arising out of or in connection with this Article VII must be brought only in the Court of Chancery of the State of Delaware and not in any other state or federal court in the United States of America or any court in any other country; (ii) to have consented to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware for purposes of any proceeding arising out of or in connection with this Article VII; (iii) to have waived any objection to the laying of venue of any such proceeding in the Court of Chancery of the State of Delaware; and (iv) to have waived, and to have agreed not to plead or to make, any claim that any such proceeding brought in the Court of Chancery of the State of Delaware has been brought in an improper or otherwise inconvenient forum.

SECTION 8. DEFINITIONS. For purposes of this Article VII:

(1) “Affiliate” has the meaning ascribed to such term in Rule 12b-2 of the Exchange Act.

(2) “Change of Control” means (i) any individual, entity, or group (including within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then-outstanding shares of common stock of the corporation (the “Outstanding Common Stock”) or (b) the combined voting power of the then-outstanding voting securities of the corporation entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that, for purposes of this Article VII, the following acquisitions shall not constitute a

Change of Control: (I) any acquisition of Outstanding Common Stock or Outstanding Voting Securities directly from the corporation that is approved by the Incumbent Board (as hereinafter defined); (II) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by the corporation; (III) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the corporation or any Affiliate thereof; or (IV) any acquisition of Outstanding Common Stock or Outstanding Voting Securities in a transaction that is part of a Business Combination that complies with clauses (iii)(a), (iii)(b), and (iii)(c) of this definition; (ii) individuals who, as of October 28, 2019, constitute the board of directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the board of directors; provided, however, that any individual becoming a director subsequent to October 28, 2019 whose election, or nomination for election, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the board of directors; (iii) consummation of a reorganization, merger, statutory share exchange, or consolidation or similar transaction involving the corporation, a sale or other disposition of all or substantially all of the assets of the corporation (including by sale, reorganization, merger, statutory share exchange, or consolidation or similar transaction involving the shares of all or substantially all of the corporation’s subsidiaries), or the acquisition of assets or securities of another entity by the corporation or any of its subsidiaries (each, a “Business Combination”), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the corporation or all or substantially all of the corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination, and (b) no person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the corporation or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (c) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement and at the time of the action of the board of directors providing for such Business Combination; or (iv) approval by the stockholders of the corporation of a complete liquidation or dissolution of the corporation.

(3) “Disinterested Director” means, with respect to any Proceeding in respect of which indemnification is sought by an Indemnitee under this Article VII, a director of the corporation who is not and was not: (i) a party to such Proceeding; (ii) a party to any claim for damages, or to any declaratory, equitable, or other substantive remedy, or to any other issue or matter in such Proceeding or Proceeding therein or related thereto; and (iii) during the last ten (10) years an Affiliate of such Indemnitee.

(4) “Expenses” include all attorneys’ fees, expert fees, witness fees, bonds, prospective and retrospective insurance premiums or costs, litigation, appeal, and court costs, including, without limitation, retainers, transcript costs, and travel expenses, and all other disbursements and expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in a Proceeding, including any interest payable thereon. Should any payments by the corporation to or for the account of any Indemnitee under this Article VII be determined to be subject to any federal, state, or local income or excise tax, “Expenses” also include such amounts as are necessary to place the Indemnitee in the same after-tax position, after giving effect to all applicable taxes, that such Indemnitee would have been in had no such tax been determined to apply to those payments.

(5) “Indemnitee” means any Authorized Person making a claim for indemnification or advancement of Expenses under this Article VII.

(6) “Independent Counsel” means a law firm that is experienced in matters of corporation law and neither presently is, nor in the ten (10) years previous to its selection or appointment has been, retained to represent: (i) the corporation, the Indemnitee, or any of their respective Affiliates; (ii) any other party to the Proceeding giving rise to a claim for indemnification; or (iii) any direct or indirect beneficial owner of securities of the corporation representing 20% or more of the combined voting power of the corporation’s then outstanding voting securities. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any law firm or person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the corporation or the Indemnitee in an action to determine the Indemnitee’s rights to indemnification under these Bylaws.

ARTICLE VIII.

CONTRACTS, LOANS, CHECKS, AND DEPOSITS

SECTION 1. CONTRACTS. The board of directors may authorize any officer, officers, agent, or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

SECTION 2. LOANS. No loan shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name, unless authorized by resolution of the board of directors. Such authority may be general or confined to specific instances.

SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other order or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer, officers, agent, or agents and in such manner that shall from time to time be determined by resolution of the board of directors.

SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in the bank or banks or other depositories that the board of directors may elect.

ARTICLE IX.

VOTING OF STOCK OF OTHER CORPORATIONS

Unless otherwise ordered by the board of directors, the chief executive officer, the president, each executive vice president, and each senior vice president shall have full power and authority on behalf of the corporation to act and vote at any meeting of stockholders of any corporation in which the corporation may hold stock, and at any such meeting shall possess, and may exercise, any and all of the rights and powers incident to the ownership of the stock, which, as the owner thereof, the corporation might have possessed and exercised if present. The board of directors by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE X.

NOTICES

SECTION 1. FORM OF NOTICE. Whenever under the provisions of the statutes, the Certificate of Incorporation, or these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but the notice may be given in writing by mail, which shall mean depositing same in a United States Postal Service post office or letter box, in a postage paid, sealed envelope, addressed to the stockholder or director at the address that appears on the books of the corporation or, in default of other address, to such director or stockholder at the United States Postal Service general post office in the City of Wilmington, Delaware, and the notice shall be deemed to be given at the time when the same shall be thus mailed or by any other means expressly provided for by applicable law or in these bylaws. Without limiting the manner by which notices may be given effectively to any director or stockholder, any such notice may be given by electronic transmission in accordance with applicable law.

SECTION 2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provision of the statutes, the Certificate of Incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to the notice whether before or after the time stated therein shall be deemed equivalent thereto.

Attendance at any meeting (in person or by remote communication, if permitted) shall constitute waiver of notice of such meeting of stockholders, the board of directors, or any committee thereof, as applicable, except attendance for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any director or stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

ARTICLE XI.

STOCK CERTIFICATES

SECTION 1. CERTIFICATED AND UNCERTIFICATED SHARES. Shares of the capital stock of the corporation may be certificated or uncertificated, as provided by the laws of the State of Delaware. The certificates for shares of the capital stock of the corporation shall be in the form, not inconsistent with the Certificate of Incorporation, that shall be approved by the board of directors. The certificate shall be signed by the chair of the board, chief executive officer, president, or a vice president, and either the treasurer or an assistant treasurer, or the secretary or an assistant secretary, but where the certificate is signed by a transfer agent or an assistant transfer agent and a registrar, the signatures of the chair of the board, chief executive officer, president, vice president, treasurer, assistant treasurer, secretary, or assistant secretary may be facsimiles. All certificates shall be consecutively numbered, and the name of the person owning the shares represented thereby, with the number of shares and the date of issue shall be entered in the corporation’s books. No certificate shall be valid unless it is signed by the chair of the board, chief executive officer, president, or a vice president, and either the treasurer or an assistant treasurer, or the secretary or an assistant secretary, but where the certificate is signed by a transfer agent or an assistant transfer agent and a registrar, the signatures of the chair of the board, chief executive officer, president, vice president, treasurer, assistant treasurer, secretary, or assistant secretary may be facsimiles. All certificates surrendered to the corporation shall be canceled, and no new certificates shall be issued until the former certificate for the same number of shares of the same class shall have been surrendered and canceled. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

SECTION 2. TRANSFER OF SHARES. Shares of the capital stock of the corporation shall be transferred only on the books of the corporation by the holder thereof in person or by such holder’s attorney and, in the case of certificated shares, upon surrender and cancellation of certificates for the same number of shares.

SECTION 3. REGULATIONS. The board of directors shall have authority to make any rules and regulations that they may deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the corporation. The board of directors may appoint one or more transfer agents or assistant transfer agents and one or more registrars of transfers and may require all certificates to bear the signature of the transfer agent or assistant transfer agent and a registrar of transfers. The board of directors may at any time terminate the appointment of any transfer agent or any assistant transfer agent or any registrar of transfers by the vote of a majority of the board of directors.

SECTION 4. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS’ RIGHTS. The board of directors may close the stock transfer books of the corporation for a period not exceeding 60 days preceding the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for any other lawful action. In lieu of closing the stock transfer books as aforesaid, the board of directors may fix a date not exceeding 60 days preceding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or the date for such other lawful action, as a record date for the determination of the stockholders entitled to receive payment of any dividend, or to any allotment of rights, or to exercise the rights in respect of any change, conversion, or exchange of capital stock, or for any other lawful action, and in such case the stockholders and only the stockholders that shall be stockholders of record on the date so fixed shall be entitled to receive payment of the dividend, or to receive the allotment of rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any record date fixed as aforesaid.

SECTION 5. REGISTERED STOCKHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in the share or shares on the part of any other person whether or not it shall have express or other notice thereof except as otherwise provided by the laws of the State of Delaware.

SECTION 6. LOST CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact with the person claiming the certificate of stock to be lost or destroyed. When authorizing the issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in a manner that it shall require for each share of stock having voting power registered in such owner’s name and to give the corporation a bond in the sum that it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

SECTION 7. DIVIDENDS. The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

SECTION 8. RESERVE FUNDS. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends the sum or sums that the board of directors may from time to time in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for any other purpose that the directors shall think conducive to the interest of the corporation, and the board of directors may modify or abolish the reserve in the manner in which it was created.

ARTICLE XII.

GENERAL PROVISIONS

SECTION 1. FISCAL YEAR. The fiscal year of the corporation shall begin on the first day of January in each year.

SECTION 2. INSPECTION OF BOOKS. The board of directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations, the accounts and books of the corporation (except as may be by statute specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and a stockholder’s rights in this respect are, and shall be, restricted and limited accordingly.

SECTION 3. EXCLUSIVE FORUM. Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the corporation; (b) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of the corporation to the corporation or to the corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty; (c) any action asserting a claim against the corporation or any current or former director or officer or other employee of the corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation or these bylaws (as either may be amended, restated, modified, supplemented, or waived from time to time); (d) any action to interpret, apply, enforce, or determine the validity of the Certificate of Incorporation or these bylaws of the corporation; (e) any action asserting a claim related to or involving the corporation that is governed by the internal affairs doctrine; or (f) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law of the State of Delaware shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).

ARTICLE XIII.

AMENDMENTS TO AND SUSPENSION OF BYLAWS

SECTION 1. AMENDMENTS. Subject to the provisions of Section 12 of Article IV, these bylaws may be altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of the special meeting, by the affirmative vote of a majority of the voting power of the stockholders present or represented thereat, or by the affirmative vote of a majority of the board of directors at any regular meeting of the board of directors or at any special meeting of the board of directors, if notice of the proposed alteration or repeal be contained in the notice of the special meeting.

SECTION 2. SUSPENSION. Any provision of these bylaws may be suspended by vote of two-thirds of the votes cast upon the motion to suspend, unless the suspension of the bylaw provision might be in contravention of any provision of any statute or of the Certificate of Incorporation.

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